As filed with the Securities and Exchange Commission on November 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Angel Studios, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7812	86-3483780
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neal Harmon

Chief Executive Officer

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Bonham, Esq.
Brian Hirshberg, Esq.
Mayer Brown LLP
1221 Avenue of Americas
New York, NY 10020
(212) 506-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

On September 16, 2025, Angel Studios, Inc., a Delaware corporation (the “Company”), f/k/a Southport Acquisition Corporation (“Southport”), filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-290281) (the “Registration Statement”), to initially register for resale by the selling securityholders named therein up to 10,042,523 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

On September 30, 2025, the Company filed the Pre-Effective Amendment No. 1 to the Registration Statement to convert the registration statement on Form S-1 into a registration statement on Form S-3.

The Company is filing this Pre-Effective Amendment No. 2 to the Registration Statement (the “Amendment”) to, among other things, incorporate by reference the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and to file the related consents as an exhibit to the Registration Statement.

No additional securities are being registered under this Amendment. All applicable registration and filing fees payable in connection with the securities covered by this Amendment were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 26, 2025

PRELIMINARY PROSPECTUS

Angel Studios, Inc.

10,042,523 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of up to 10,042,523 shares of our Common Stock (as defined below). We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will offer or sell any of the shares of Common Stock. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the Common Stock in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock (as defined below) is listed on the New York Stock Exchange (“NYSE”) under the symbol “ANGX.” On November 24, 2025, the closing price of our Class A Common Stock was $4.76.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves substantial risks. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying shares of stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2025

-i-

FREQUENTLY USED TERMS

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

“Angel Legacy” means Angel Studios Legacy, Inc., a Delaware Corporation (f/k/a Angel Studios, Inc.).

“Angel Legacy Common Stock” means the shares of Angel Legacy’s common stock, par value $0.001 per share.

“Angel Legacy Class A Common Stock” means shares of Angel Legacy’s Class A Common Stock, par value $0.001 per share.

“Angel Legacy Class B Common Stock” means shares of Angel Legacy’s Class B Common Stock, par value $0.001 per share.

“Angel Legacy Class C Common Stock” means shares of Angel Legacy’s Class C Common Stock, par value $0.001 per share.

“Angel Legacy Class F Common Stock” means shares of Angel Legacy’s Class F Common Stock, par value $0.001 per share.

“BDO” means of BDO USA, P.C., Southport’s independent registered public accounting firm.

“Board” means the board of directors of the Company.

“Bylaws” means the Amended and Restated Bylaws of the Company.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company.

“Class A Common Stock” means shares of the Company’s Class A Common Stock, par value $0.0001 per share.

“Class B Common Stock” means shares of the Company’s Class B Common Stock, par value $0.0001 per share.

“Closing Date” means September 10, 2025.

“Common Stock” means the shares of the Company’s Class A Common Stock and Class B Common Stock.

“Company” means Angel Studios, Inc., a Delaware corporation, f/k/a Southport.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Merger” means the business combination that was effected between Merger Sub and Angel Legacy through the merger of Merger Sub with and into Angel Legacy, with Angel Legacy surviving as the surviving company and as a wholly owned subsidiary of the Company.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of September 11, 2024, by and among Southport, Sigma Merger and the Company, as amended.

“Merger Sub” means Sigma Merger Sub, Inc., a Delaware corporation and wholly owner subsidiary of the Company.

“NYSE” means the New York Stock Exchange.

“Registration Rights Agreement” means the registration rights agreement by and among the Company, Sponsor, certain stockholders of the Company, as set forth on Schedule 1 of the Registration Rights Agreement, Jared Stone and the parties set forth on Schedule 2 of the Registration Rights Agreement.

“Regulation A” means Regulation A of Section 3(b) of the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Southport” means Southport Acquisition Corporation, a Delaware corporation.

“Southport Class A Common Stock” means shares of Southport Class A Common Stock, par value $0.0001 per share.

“Southport Class B Common Stock” means shares of Southport Class B Common Stock, par value $0.0001 per share.

“Sponsor” means Southport Acquisition Sponsor LLC, a Delaware limited liability company.

“Trinity” means, collectively, Eagle Point Trinity Senior Secured Lending Company and Trinity Capital, Inc.

“U.S.” means the United States of America.

INTRODUCTORY NOTE REGARDING THE BUSINESS COMBINATION

On the Closing Date, the Company consummated the previously announced business combination pursuant to the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Merger was effected in which Merger Sub merged with and into Angel Legacy, the separate corporate existence of Merger Sub ceased and Angel Legacy survived as the surviving company and direct wholly-owned subsidiary of the Company (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date and prior to the Effective Time (as defined in the Merger Agreement), the Company changed its name from “Southport Acquisition Corporation” to “Angel Studios, Inc.” Angel Legacy subsequently merged up and into the Company.

At the Effective Time, each share of Angel Legacy common stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)), was canceled and converted into the right to receive a number of shares of the Corresponding Class (as defined below) of Common Stock (as defined below) equal to the quotient obtained by dividing (i) the Aggregate Merger Consideration (as defined in the Merger Agreement) by (ii) the aggregate number of shares of Angel Legacy common stock issued and outstanding immediately prior to the Effective Time (other than any shares of Angel Legacy common stock held in treasury by Angel Legacy) (such quotient, the “Merger Consideration Per Fully Diluted Share”), with fractional shares rounded down to the nearest whole share (with no cash settlements made in lieu of fractional shares eliminated by rounding).

At the Effective Time, each option to purchase Angel Legacy common stock, whether vested or unvested (an “Angel Legacy Option”) outstanding as of immediately prior to the Effective Time was converted into an option to purchase shares of the Corresponding Class of Common Stock (an “Assumed Company Option”) on substantially the same terms and conditions as were in effect with respect to such Angel Legacy Option, including with respect to vesting and termination-related provisions, except that such Assumed Company Option related to the number of whole shares of the Corresponding Class of Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of the applicable class of Angel Legacy common stock subject to such Angel Legacy Option multiplied by (ii) the Merger Consideration Per Fully Diluted Share. The exercise price per share for each Assumed Company Option is equal to (i) the exercise price per share of the applicable Angel Legacy Option divided by (ii) the Merger Consideration Per Fully Diluted Share (rounded up to the nearest full cent).

As of the Effective Time, the Company has a dual-class structure, with Class A common stock having one vote per share and Class B common stock having ten votes per share. As used herein, “Corresponding Class” refers to: (i) for Angel Legacy Class A Common Stock, Class A Common Stock; (ii) for Angel Legacy Class B Common Stock, Class B Common Stock; (iii) for Angel Legacy Class C Common Stock, Class A Common Stock; and (iv) for Angel Legacy Class F Common Stock, Class B Common stock.

Each share of Southport Class B Common Stock issued and outstanding immediately prior to the Effective Time was converted into shares of Southport Class A Common Stock on a one-for-one basis, immediately prior to the Effective Time, and each share of Southport Class A Common Stock issued and outstanding as of immediately prior to the Effective Time (including the as-converted shares of Southport Class B Common Stock) remains outstanding and represents one share of Company Class A Common Stock.

This prospectus relates, among other things, to the offer and sale from time to time by the Selling Securityholders named in this prospectus of up to 10,042,523 shares of Common Stock, consisting of: (i) 1,988,093 shares of Common Stock issued to stockholders pursuant to Regulation D of the Securities Act; (ii) 6,591,748 shares of Common Stock issued to the holders named as parties to the Registration Rights Agreement and the investors listed in Schedules 1 and 2 thereto, including Common Stock issuable upon the conversion of the certain convertible notes (the “Convertible Notes”) by the investors named in those certain Note Purchase Agreements dated August 11, 2025 (the “Note Purchase Agreements”), the form of which is attached hereto as Exhibit 10.4 and incorporated herein by reference and (iii) up to 1,462,682 shares of Common Stock issuable upon the exercise of warrants by Trinity pursuant to those certain Warrants to Purchase Stock, attached hereto as Exhibits 4.3 and 4.4, respectively, and are incorporated herein by reference.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under which the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

The Selling Securityholders and their permitted transferees may use this registration statement to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

MARKET, INDUSTRY AND OTHER DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. All the industry data, market data and related estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although the Company has no reason to believe that the information from these industry publications and surveys included in this prospectus is not reliable, the Company has not independently verified this information and cannot guarantee its accuracy or completeness. In addition, the Company believes that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and the Company.

TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. The Company does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially and adversely from those expressed or implied in the forward-looking statements in this prospectus. Forward-looking statements in this prospectus may include, for example, statements about:

•	the ability to recognize the anticipated benefits of and successfully deploy the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

•	the Company’s ability to achieve and maintain profitability in the future;

•	the Company’s ability to successfully monetize projects;

•	the Company’s success in retaining or recruiting its officers, key employees or directors;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;

•	the Company’s ability to attract and maintain an adequate customer base;

•	the Company’s ability to create and distribute content that is popular with consumers and affiliates;

•	the Company’s reliance on a number of partners to make its service available on their devices;

•	the Company’s ability to continue to develop and enhance its existing technology;

•	any significant disruption in or unauthorized access to the Company’s computer systems or those of third parties that the Company utilizes in its operations, including those relating to cybersecurity or arising from cyber-attacks;

•	the Company’s ability to successfully, or profitably, compete with current and new competitors;

•	the Company’s ability to consummate any interim financing, and the ability of the Company to raise additional capital, if necessary;

•	the Company’s ability to successfully defend litigation or investigations;

•	the ability to maintain the listing of the Company’s Common Stock on the NYSE;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	changes in applicable laws or regulations;

•	geopolitical events and general economic conditions; and

•	other risks and uncertainties set forth in our Quarterly Report filed with the SEC on November 13, 2025 in the section entitled “Risk Factors”, which is incorporated herein by reference, and in other documents we file with the SEC from time to time.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially and adversely from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. These statements speak only as of the date hereof, and the Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

THE COMPANY

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms prior to the Closing Date are intended to refer to Angel Studios Legacy, Inc., and after the Closing Date, to Angel Studios, Inc. and its consolidated subsidiaries.

OVERVIEW

We are a values-based media distribution company that uses technology to empower a vibrant and growing community to replace the Hollywood gatekeeper system and champion stories that amplify light for mainstream audiences.

Our community, the Angel Guild (“Angel Guild”), is at the heart of this mission.

1.	The Angel Guild votes to select film and TV shows.

2.	The Angel Guild rallies in theaters to support film releases.

3.	The Angel Guild funds future films and TV shows with their membership.

As of September 30, 2025, through the Angel Guild, approximately 1,600,000 paying members from more than 160 different countries help decide what film and TV projects we will market and distribute.

Pledge to Amplify Light

All Angel Guild members make a written pledge stating: “When I vote, I pledge to help choose excellent entertainment that is true, honest, noble, just, authentic, lovely or admirable.”

Revenue

We primarily generate revenue from the following sources:

•	Angel Guild revenue comes from monthly or annual membership fees. Currently there are two possible tiers for membership, “Basic” and “Premium.” Both memberships allow voting for every release, give early access releases. The primary difference is that “Premium” includes two complimentary tickets to every theatrical release and a discount for all merchandise.

•	Theatrical Distribution revenue comes from releasing our original films with its exhibitor partners. Every time a moviegoer purchases a ticket from the partner theaters, we receive a percentage of the box office revenue. For most international theaters, the percentage of box office revenue is first paid to a distributor who then pays us.

•	Content Licensing revenue comes from licensing our films and TV shows to other distributors such as Amazon, Apple and Netflix. Our future plans include licensing the rights to its films and TV shows for other experiences such as derivative shows, video games, theme parks and Broadway-style plays.

•	Other revenue is generated from sales of merchandise related to our films and series, as well as physical DVD sales. We also offer a direct online store for our themed products and wholesale products to retail partners.

Founding

Angel Legacy was founded in 2013 by its Chief Executive Officer, Neal Harmon, along with his brothers Daniel, Jeffrey and Jordan, and their cousin, Benton Crane. On the Closing Date, Merger Sub merged with and into Angel Legacy, with Angel Legacy surviving as the surviving company and as a direct wholly-owned subsidiary of the Company, and Southport was renamed Angel Studios, Inc.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering, (iii) the date on which we have issued more than $1.00 billion in nonconvertible debt during the previous three years, or (iv) the date on which we are deemed to be a large accelerated filer (as defined in Rule 12b-2 under the Exchange Act).

We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.00 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months, and (c) have filed at least one annual report pursuant to the Exchange Act. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption, and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

Corporate Information

The Company was incorporated in Delaware on April 13, 2021. Our principal executive offices are located at 295 W Center Street Provo, Utah 84601, and our telephone number is (760) 933-8437. Our website address is https://ir.angel.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes.

THE OFFERING

Shares of Common Stock Offered by the Selling Securityholders	Up to an aggregate of 10,042,523 shares of our Common Stock, consisting of: (i) 1,988,093 shares of Common Stock issued to stockholders pursuant to Regulation D of the Securities Act; (ii) 6,591,748 shares of Common Stock issued to the holders named as parties to the Registration Rights Agreement and the investors listed in Schedules 1 and 2 thereto, including Common Stock issuable upon the conversion of the Convertible Notes and (iii) up to 1,462,682.00 shares of Common Stock issuable by Trinity upon the exercise of warrants.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.

Shares of Common Stock Outstanding	111,053,974 shares of Class A Common Stock issued and outstanding and 57,579,096 shares of Class B Common Stock issued and outstanding, each as of November 24, 2025.

Use of Proceeds	We will not receive any of the proceeds from the resale of the shares offered by the Selling Securityholders.

Market for Class A Common Stock	Our Class A Common Stock is currently listed on NYSE under the symbol “ANGX.”

Risk Factors

See the section titled “Risk Factors” beginning on page 12 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Class A Common Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and additional information (i) set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as updated by our subsequent filings, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus; and (ii) contained in or incorporated by reference into the applicable prospectus supplement.

The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

The following table sets forth information known to the Company regarding ownership of shares of Common Stock as of November 24, 2025 that may be offered from time to time by the Selling Securityholders. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus.

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock that may be offered from time to time by each Selling Securityholder with this prospectus and the beneficial ownership of the Selling Securityholders both before and after the offering of the securities covered by this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Number of	Percent of	Number of	Number of	Percent of
	Common Stock	Common Stock	Common Stock	Common Stock	Common Stock
	Before the	Before the	to be	After the	After the
Selling Securityholders	Offering	Offering	Sold	Offering	Offering
Alicia King Akins(1)	16,051	*	16,051	—	—
Andrew McClure(2)	12,161	*	12,161	—	—
Angel Posse, a Series of SPV Mgmt LLC(3)	21,262	*	21,262	—	—
Ann Marie Raffo(4)	5,350	*	5,350	—	—
Ben Walkingstick(5)	5,350	*	5,350	—	—
Benjamin Behar(6)	5,350	*	5,350	—	—
Benjamin Russell(7)	9,261	*	9,261	—	—
BOWMAN ESTATE TRUST U/A DTD 05/23/2019(8)	274,382	*	274,382	—	—
Brian Hajicek(9)	4,012	*	4,012	—	—
Brian Wilkins(10)	10,700	*	10,700	—	—
Cameron Christian(11)	4,280	*	4,280	—	—
Cameron Jensen(12)	3,477	*	3,477	—	—
Canary Digital Fund LP(13)	160,513	*	160,513	—	—
Carl Helwing(14)	4,012	*	4,012	—	—
Central Bank Custodian, FBO Brad Greenwood Roth IRA(15)	6,169	*	6,169	—	—
Charles Jackson(16)	4,012	*	4,012	—	—
CHARLES W MUELLER(17)	6,859	*	6,859	—	—
Christian History Institute(18)	4,012	*	4,012	—	—
Christine Cruz(19)	5,350	*	5,350	—	—
Christopher Jenkins(20)	5,350	*	5,350	—	—
Christopher Maloney(21)	139,112	*	139,112	—	—
Cindy Koebele(22)	4,012	*	4,012	—	—
Danny M & Karen Murphy(23)	32,236	*	32,236	—	—
Danny M Murphy and Karen D Murphy(24)	2,065	*	2,065	—	—
David Jose Nunes Dias(25)	6,420	*	6,420	—	—
David W. and Martha L Heideman(26)	5,350	*	5,350	—	—
David Weekley(27)	13,376	*	13,376	—	—
DDNDV LLC(28)	4,114	*	4,114	—	—
Derek Andersen(29)	4,280	*	4,280	—	—
Derek Csaszar(30)	1,364	*	1,364	—	—
Elizabeth Backstrom(31)	4,119	*	4,119	—	—
Gailyn A Bassler(32)	4,012	*	4,012	—	—
Garrett Cammans(33)	68,598	*	68,598	—	—
GUNDYCO In Trust for The Steele Family Foundation(34)	41,155	*	41,155	—	—
Guy Moon(35)	13,376	*	13,376	—	—
Harry Miller Speake III(36)	26,752	*	26,752	—	—
Hui-Chun and Charles Porter Berry(37)	30,401	*	30,401	—	—
Inspire Buzz, LLC(38)	6,088	*	6,088	—	—
James Dudley(39)	4,012	*	4,012	—	—
James Griffin(40)	5,350	*	5,350	—	—
James S Hawn & Janet S Hawn JTWROS(41)	5,350	*	5,350	—	—
James Wiersum(42)	4,012	*	4,012	—	—
Janet Grinham(43)	4,012	*	4,012	—	—

Jason Kamrud(44)	10,700	*	10,700	—	—
Jason P. Sengpiehl(45)	4,012	*	4,012	—	—
Jay Madara(46)	17,833	*	17,833	—	—
Jeanne Pankow(47)	4,012	*	4,012	—	—
Jeffrey Payne(48)	4,119	*	4,119	—	—
Jennifer Moseley(49)	4,012	*	4,012	—	—
John D’Amico(50)	5,350	*	5,350	—	—
John Darvell(51)	4,012	*	4,012	—	—
John Peter Stratis(52)	5,350	*	5,350	—	—
Jon Klement(53)	5,350	*	5,350	—	—
Jon Venverloh(54)	60,802	*	60,802	—	—
Jordan Collier(55)	5,350	*	5,350	—	—
Justin Dillon(56)	4,012	*	4,012	—	—
K1 2025 Directs, LLC(57)	205,789	*	205,789	—	—
Kelly Tremaine Owen(58)	9,363	*	9,363	—	—
Kimberly Easdon(59)	4,012	*	4,012	—	—
Laura Hinton(60)	4,012	*	4,012	—	—
Lawrence Dickinson Trust(61)	5,350	*	5,350	—	—
Linda D Pallmann Rollover IRA(62)	4,280	*	4,280	—	—
Lon Egbert(63)	4,012	*	4,012	—	—
Lori Thorpe(64)	5,350	*	5,350	—	—
Louis Capps(65)	4,012	*	4,012	—	—
Madison Trust Company, Custodian FBO Dana Palmer, Account Number M25053983(66)	34,296	*	34,296	—	—
Magleby Family Investments, LLC(67)	39,325	*	39,325	—	—
Mark and Judy Bongard(68)	4,012	*	4,012	—	—
Mark Caner(69)	5,350	*	5,350	—	—
Mark Dunn(70)	5,350	*	5,350	—	—
Mark Greenfield(71)	4,012	*	4,012	—	—
Mark Turrin(72)	4,012	*	4,012	—	—
Martha Korman(73)	13,723	*	13,723	—	—
Mary Haarmeyer(74)	4,157	*	4,157	—	—
Mary L. Demetree(75)	60,802	*	60,802	—	—
Matthew Greene(76)	6,688	*	6,688	—	—
Michael and Jordan McClellan(77)	7,667	*	7,667	—	—
Michael Chiklis(78)	1,219	*	1,219	—	—
Mildred Austin(79)	6,078	*	6,078	—	—
Mitch Kuflik(80)	6,955	*	6,955	—	—
Montee Sneed(81)	4,012	*	4,012	—	—
Nelson Long(82)	4,012	*	4,012	—	—
Olan Wayne Mitchell(83)	5,350	*	5,350	—	—
Parker Bright(84)	5,350	*	5,350	—	—
Paul J Bulten(85)	5,350	*	5,350	—	—
Paul Newhouse(86)	5,350	*	5,350	—	—
Phillip Reynolds(87)	4,012	*	4,012	—	—
Richard G Taylor(88)	5,350	*	5,350	—	—
Richard Jordan(89)	5,350	*	5,350	—	—
Robert Balfe(90)	8,025	*	8,025	—	—
Robert D Young(91)	4,012	*	4,012	—	—
Robert M Damler(92)	5,350	*	5,350	—	—
Ronald Testa(93)	4,012	*	4,012	—	—
RR Investment 2012 LP(94)	137,191	*	137,191	—	—
Rylan Yowell(95)	5,350	*	5,350	—	—
Sandra Maola Trust(96)	4,012	*	4,012	—	—
Second Charity Reserve LLC(97)	4,012	*	4,012	—	—
Sharon Rhoads(98)	5,350	*	5,350	—	—
Sky Films Incorporated 401(K) Profit Sharing Plan FBO: James Tusty(99)	4,012	*	4,012	—	—
Solomon Fund I, LP(100)	13,718	*	13,718	—	—
Sterling Franklin(101)	5,350	*	5,350	—	—
Steven Senneff(102)	4,012	*	4,012	—	—
Susan K. Chamberlain(103)	4,012	*	4,012	—	—
Susan Taylor(104)	4,012	*	4,012	—	—
Tae Kang(105)	10,700	*	10,700	—	—
Tara Kelly-Granath(106)	5,350	*	5,350	—	—
Terri Matthews(107)	13,723	*	13,723	—	—
The Wilson/Reinhorn Family Trust(108)	2,744	*	2,744	—	—
Thomas & Maria Swanson(109)	4,012	*	4,012	—	—
Tim Reiland(110)	34,778	*	34,778	—	—
Timothy W. Christian(111)	4,815	*	4,815	—	—
Todd Frederick Taggart(112)	5,350	*	5,350	—	—
Troy D DeLair(113)	5,350	*	5,350	—	—
Wade Thompson(114)	4,114	*	4,114	—	—
WieRok Entertainment, LLC(115)	5,350	*	5,350	—	—
William & Linda Curtis(116)	13,376	*	13,376	—	—
William Aiken(117)	34,296	*	34,296	—	—
William Shanley(118)	5,350	*	5,350	—	—
Kepos Special Opportunities Master Fund L.P.(119)	262,496	*	262,496	—	—
Polar Multi-Strategy Master Fund(120)	262,502	*	262,502	—	—
Radcliffe SPAC Master Fund L.P.(121)	187,498	*	187,498	—	—

Rivernorth SPAC Arbitrage Fund, LP(122)	262,496	*	262,496	—	—
Walleye Opportunities Master Fund Ltd(123)	56,250	*	56,250	—	—
HBC Investment Ltd.(124)	834,003	*	834,003	—	—
Harlan Carere(125)	138,999	*	138,999	—	—
Eagle Point Trinity Senior Secured Lending Company(126)	58,507	*	58,507	—	—
Trinity Capital, Inc.(127)	1,404,175	1.30	1,404,175	—	—
Southport Acquisition Sponsor LLC(128)	4,512,506	4.10	4,512,506	—	—
Walleye Investments Fund LLC(129)	18,748	*	18,748	—	—
Crestline Summit Master, SPC – Peak SP(130)	34,857	*	34,857	—	—
Crestline Summit Master, SPC – Crestline Summit APEX SP(131)	21,393	*	21,393	—	—
All Selling Securityholders as a group	10,042,523	9.20	10,042,523	—	—

*	Represents less than 1%

**	Unless otherwise noted, the address on record for each of the selling securityholders is 295 W Center St., Provo, UT 84601. Unless otherwise specified, the selling securityholders do not have a material relationship with the Company and have not had such relationship within the past three years.

***	Assumes the sale of all Common Stock being offered for resale under this prospectus.

(1)	Alicia King Akins has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(2)	Andrew McClure has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(3)	Angel Posse, a Series of SPV Mgmt LLC has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of Angel Posse is 6252 W. Applecross Cir., Highland, UT 84003.

(4)	Ann Marie Raffo has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(5)	Ben Walkingstick has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(6)	Benjamin Behar has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 28562 Oso Pkwy #D216, Rancho Santa Margarita, CA 92688.

(7)	Benjamin Russell has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(8)	Bowman Estate Trust U/A DTD 05/23/2019 has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(9)	Brian Hajicek has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(10)	Brian Wilkins has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(11)	Cameron Christian has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 3521 Plymouth Ave, Fort Worth, TX 76109.

(12)	Cameron Jensen has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 5007 Creekbend Dr., Fulshear, TX 77441.

(13)	Canary Digital Fund LP has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(14)	Carl Helwing has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 1236 Neuway Lane, Antioch, IL 60002.

(15)	Central Bank Custodian, FBO Brad Greenwood Roth IRA has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 75 N. University Ave., Provo, UT 84601.

(16)	Charles Jackson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(17)	Charles W Mueller has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(18)	Christian History Institute has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(19)	Christine Cruz has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(20)	Christopher Jenkins has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 20405 Diamondhead Ln. E., Orting, WA 98360.

(21)	Christopher Maloney has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(22)	Cindy Koebele has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(23)	Danny M & Karen Murphy has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 7879 Proctor Rd., Tallahassee, FL 32309.

(24)	Danny M Murphy and Karen D Murphy has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 7879 Proctor Rd., Tallahassee, FL 32309.

(25)	David Jose Nunes Dias has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 2101 Brickell Ave., Miami, FL 33129.

(26)	David W. and Martha L Heideman has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(27)	David Weekley has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(28)	DDNDV LLC has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(29)	Derek Anderson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(30)	Derek Csaszar has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 16415 Shining Rock Ln., Houston TX 77095.

(31)	Elizabeth Backstrom has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(32)	Gailyn A Bassler has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 1834 Essex Avenue, La Verne, CA 91750.

(33)	Garrett Cammans has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(34)	GUNDYCO In Trust for The Steele Family Foundation has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(35)	Guy Moon has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(36)	Harry Miller Speake III has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(37)	Hui-Chun and Charles Porter Berry have no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 30 E. 62nd St., New York, NY 10065.

(38)	Inspire Buzz, LLC serves as a contractor to the Company. The business address of the selling securityholder is 3565 N. Alta Vista Blvd, Los Angeles, CA 90036.

(39)	James Dudley has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(40)	James Griffin has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(41)	James S Hawn & Janet S Hawn JTWROS has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(42)	James Wiersum has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(43)	Janet Grinham has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(44)	Jason Kamrud has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 908 Serena Dr., Pacifica, CA 95044.

(45)	Jason P. Sengpiehl has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(46)	Jay Madara has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 548 Ponte Vedra Blvd, Ponte Vedra Beach, FL.

(47)	Jeanne Pankow has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 1421 Willowbrooke Cir., Franklin, TN 37069.

(48)	Jeffrey Payne has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(49)	Jennifer Moseley has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(50)	John D’Amico has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(51)	John Darvell has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(52)	John Peter Stratis has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(53)	Jon Klement has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 1950 Triple Peak Dr., Canyon Lake, TX 78133.

17

(54)	Jon Venverloh has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 3728 Maplewood Ave., Dallas, TX 75205.

(55)	Jordan Collier has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(56)	Justin Dillon has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(57)	Robert C. Gay, a member of the Board, is a beneficial owner of K1 2025 Directs, LLC. The business address of the selling securityholder is 26 Patriot Pl Ste 301, Foxboro, MA 02035.

(58)	Kelly Tremaine Owen has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 8004 Palm Lake Dr., Orlando, FL 32819.

(59)	Kimberly Easdon has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(60)	Laura Hinton has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(61)	Lawrence Dickinson Trust has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(62)	Linda D Pallmann Rollover IRA has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(63)	Lon Egbert has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 3121 Eagle Ridge Dr., Wendell, ID 83355.

(64)	Lori Thorpe has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(65)	Louis Capps has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(66)	Madison Trust Company has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(67)

Magleby Family Investments, LLC has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 927 W 1690 N, Orem, UT 84057.

(68)	Mark and Judy Bongard has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(69)	Mark Caner has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(70)	Mark Dunn has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(71)	Mark Greenfield has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(72)	Mark Turrin has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 2451 Harvard Cir, Walnut Creek, CA 94597.

(73)	Martha Korman has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(74)	Mary Haarmeyer has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(75)	Mary L. Demetree has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 941 W Morse Blvd Ste 315, Winter Park, FL, 32789.

(76)	Matthew Greene has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(77)	Michael and Jordan McClellan have no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(78)	Michael Chiklis has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 1880 Century Parke E. Ste. 1600, Los Angeles, CA, 90067.

(79)	Mildren Austin has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 1690 Oneco Ave, Winter Park, FL 32789.

(80)	Mitch Kuflik has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(81)	Montee Sneed has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(82)	Nelson Long has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(83)	Olan Wayne Mitchell has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(84)	Parker Bright has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

18

(85)	Paul J Bulten has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 13808 E. 104th Ct. N., Owasso, OK 74055.

(86)	Paul Newhouse has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 24600 S. Tamiami Trl Ste 212, Bonita Springs, FL 34134.

(87)	Phillip Reynolds has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(88)	Richard G Taylor has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(89)	Richard Jordan has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(90)	Robert Balfe has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(91)	Robert D Young has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(92)	Robert M Damler has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(93)	Ronald Testa has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(94)	RR Investment has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(95)	Ryan Yowell has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(96)	Sandra Maola Trust has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(97)	Second Charity Reserve LLC has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(98)	Sharon Rhoads has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(99)	Sky Films Incorporated 401(K) Profit Sharing Plan FBO: James Trusty has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(100)	Solomon Fund I, LP has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(101)	Sterling Franklin has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(102)	Steven Senneff has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(103)	Susan K. Chamberlain has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(104)	Susan Taylor has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 8707 E. Woolard Rd, Colbert, WA 99005.

(105)	Tae Kang has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 4558 Eastwood Trl NE, Marietta, GA 30068.

(106)	Tara Kelly-Granath has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(107)	Terri Matthews has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(108)	The Wilson/Reinhorn Family Trust has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(109)	Thomas & Maria Swanson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(110)	Tim Reiland has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The address of the selling securityholder is 8716 E. San Victor Drive, Scottsdale, AZ 85258.

(111)	Timothy W. Christian has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(112)	Todd Frederick Taggart has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(113)	Troy D DeLair has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(114)	Wade Thompson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(115)	WieRok Entertainment, LLC has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(116)	William & Linda Curtis has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

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(117)	William Aiken has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(118)	William Shanley has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(119)	Kepos Special Opportunities Master Fund L.P. has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 11 Time Square, 25th Floor, New York, NY 10036.

(120)	Polar Multi-Strategy Master Fund L.P. has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 16 York St. Attn, Toronto, ON M5J0E6

(121)	Radcliffe SPAC Master Fund L.P. has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 50 Monument Rd Ste 300, Bala Cynwyd, PA 19004.

(122)	Rivernorth SPAC Arbitrage Fund, LP has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 360 S. Rosemary Ave. Ste 1420, West Palm Beach, Fl 33401.

(123)	Walleye Opportunities Master Fund Ltd has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 2800 Niagra Ln N, Plymouth, MN 55447.

(124)	HBC Investment Ltd. has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(125)	Harlan Carere has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(126)	Eagle Point Trinity Senior Secured Lending Company has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(127)	Trinity Capital Inc. has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(128)	Southport Acquisition Sponsor LLC is controlled by Jeb Spencer and Jared Stone who serve as the only members of Southport Acquisition Sponsor LLC’s board of managers. As a result, Jeb Spencer and Jared Stone may be deemed to exercise voting and investment control over such shares. The principal address of the selling securityholder is 1745 Grand Ave., Del Mar, CA 92014.

(129)	Walleye Investments Fund LLC has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 2800 Niagra Ln N, Plymouth, MN 55447.

(130)	Crestline Summit Master, SPC – Peak SP has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 201 Main St. Ste. 2600, Fort Worth, TX 76102.

(131)	Crestline Summit Master, SPC – Crestline Summit APEX SP has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 201 Main St. Ste. 2600, Fort Worth, TX 76102.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the bylaws. These descriptions are qualified in their entirety by reference to the amended and restated certificate of incorporation and bylaws, copies of which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the common stock and preferred stock reflect changes to our capital structure that took effect upon closing.

General

The Charter authorizes the issuance of 701,000,000 shares of capital stock, consisting of (x) 700,000,000 shares of Common Stock, with a par value of $0.0001 per share, of which (i) 500,000,000 shares shall be designated Class A Common Stock and (ii) 200,000,000 shares shall be designated Class B Common Stock, and (y) 1,000,000 shares of preferred stock, with a par value of $0.0001 per share.

As of November 24, 2025, there were 111,053,974 shares of Class A Common Stock outstanding and 57,579,096 shares of Class B Common Stock outstanding. There were no shares of preferred stock outstanding.

Preferred Stock

The Board is authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

Common Stock

Voting Rights

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Class B Common Stock into Class A Common Stock or as required by applicable law, the holders of each class of Common Stock vote together as a single class on each matter to be voted on by stockholders of the Company, including the election of directors. On each such matter, each outstanding share of Class A Common Stock is entitled to one vote and each outstanding share of Class B Common Stock is entitled to ten votes. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote, voting together as a single class.

Dividend Rights

All shares of Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, with respect to any distribution paid or distributed by the Company; provided, however, that in the event that a distribution is paid in the form of Common Stock (or rights to acquire Common Stock), then, holders of Class A Common Stock and Class B Common Stock shall receive Common Stock of the same such class (or rights to acquire such stock, as the case may be). Notwithstanding the foregoing, the Company may pay or make a disparate distribution per share of Class A Common Stock or Class B Common Stock, provided, such different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

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Rights and Preferences

Holders of Common Stock shall have the same rights and privileges and shall rank equally and share ratably with, and have identical rights and privileges as, holders of all other shares of Common Stock, except with regard to voting rights as described above. Other than the conversion rights described below, holders of Common Stock have no exchange, sinking fund, redemption or other rights.

Voluntary and Automatic Conversion into Class A Common Stock

Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder at any time upon written notice to the Company’s transfer agent.

In addition, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the earliest of (i) certain transfers of such shares and (ii) the date specified by a written notice and certification request by the Company to the holder of such share(s) requesting a certification verifying such holder’s ownership of such share(s) and confirming that a conversion to Class A Common Stock has not occurred, provided, that no automatic conversion shall occur where the holder furnishes a certification satisfactory to the Company prior to the specified date (in each case, as more fully set forth in the Charter).

Finally, each share of Class B Common Stock held of record by a natural person shall automatically convert into one share of Class A Common Stock upon the death or permanent incapacity of such holder (as more fully set forth in the Charter).

Registration Rights

Pursuant to the Merger Agreement, at the Closing, the Company, the Sponsor, certain third-party Southport investors and certain of the former stockholders of the Company entered into a Registration Rights Agreement, pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock that are held by the parties thereto from time to time.

Holders of registrable securities may make demand requests for underwritten shelf takedowns with a minimum total offering price that must be reasonably expected to exceed, in the aggregate, $20.00 million; provided, that the demanding stockholders may not demand more than (i) one such underwritten shelf takedown within any six-month period or (ii) two underwritten shelf takedowns in any 12-month period. The Registration Rights Agreement also provides customary “piggyback” registration rights and block trade registration rights. The Company will generally bear the expenses incurred in connection with any such registrations.

The Registration Rights Agreement will terminate on the earlier of (i) the fifth anniversary of the date of the Registration Rights Agreement and (ii) with respect to any party thereto, the date that such party no longer holds any registrable securities.

Anti-takeover Effects of the Charter and the Bylaws

The Charter and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Director Removal and Filling Vacancies

Subject to the rights of the holders of any series of Company Preferred Stock to elect directors under specific circumstances, the Charter provides that (i) each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; (ii) any director may resign at any time upon written notice to the attention of the President or Secretary at the principal office of the Company; and (iii) any director may be removed at any time only with cause by the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock.

Subject to the rights of the holders of any series of Company preferred stock, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

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Special Meetings of Stockholders

Subject to the rights of the holders of any series of Company preferred stock with respect to such series of Company Preferred Stock, special meetings of stockholders for any purpose or purposes shall be called only: (i) by the Board, the Chair of the Board, the Chief Executive Officer or president (in the absence of a Chief Executive Officer) or (ii) by the Secretary, upon the written request, made in accordance with, and subject to, the Bylaws, of one or more stockholders of record who own, and have continuously owned for at least one year prior to the date such request is delivered to the Secretary, in the aggregate, at least 25% of the voting power of the shares of capital stock of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing in the Charter or in the Bylaws shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.

Action by Written Consent

The Charter and the Bylaws do not prohibit the right under the DGCL of stockholders to act by written consent.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Class B Common Stock into Class A Common Stock, which requires the affirmative vote (or written consent) of the holders of a majority of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, the Charter may be amended as provided in the DGCL. The Board is authorized to amend or repeal the Bylaws. The stockholders of the Company shall also have the power to adopt, amend or repeal the Bylaws.

The Bylaws may be adopted, amended, or repealed by the affirmative vote of 66% of the voting power of the stockholders entitled to vote.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years following the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) prior to such time the board of directors of such corporation approved the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) the interested stockholder owns at least 85% of the voting stock of such corporation outstanding upon consummation of the transaction (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of stockholders, not by written consent, by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation not to be governed by this particular Delaware law. In the Charter, the Company expressly elects to opt out of Section 203 and, therefore, Section 203 does not apply to the Company.

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Exclusive Jurisdiction of Certain Actions

The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Charter or the Bylaws; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding shall be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). The foregoing sentence shall not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Exchange Listing

Our common stock is currently listed on the NYSE under the symbol “ANGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Continental Stock Transfer and Trust Company. The transfer agent’s address is 1 State Street, 30th floor, New York, NY 10004, and its telephone number is (917) 262-2373.

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PLAN OF DISTRIBUTION

We are registering up to 10,042,523 shares of Common Stock for possible sale by the Selling Securityholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Common Stock and underlying the Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes any donee, pledgee, transferee or other successor in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

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In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares of Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of shares of Common Stock and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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At the time a particular offer of shares of Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Stock offered by this prospectus.

Restrictions to Sell

The Company and certain stockholders of the Company agreed to certain restrictions on transfer with respect to their securities pursuant to the agreements described in the section entitled “Certain Relationships and Related Person Transactions— Lock-Up Agreements.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of material U.S. federal income tax consequences to a non-U.S. holder (as defined below) of the ownership and disposition of our common stock as of the date hereof. This summary deals only with common stock that is held as a capital asset.

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, and the Treasury regulations promulgated thereunder, rulings, and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the U.S. federal tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company,” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that such a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

If we make distributions of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is described below under described below under “— Gain on Disposition of Common Stock”).

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Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively-connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable income tax treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a taxable U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to a tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S., provided, that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

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Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the Internal Revenue Service. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement for the exchange of information.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code, regardless of whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code, regardless of whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock. We will not pay additional amounts to a holder in circumstances in which FATCA withholding has applied.

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LEGAL MATTERS

The validity of the shares of our common stock being offered in this prospectus will be passed upon for us by Mayer Brown LLP.

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EXPERTS

The audited financial statements of Angel Legacy as of and for the fiscal years ended December 31, 2024 and 2023 included in this prospectus have been so included in reliance upon the reports of Tanner LLP, given on the authority of said firm as experts in accounting and auditing. Effective October 31, 2025, Tanner LLC converted to Tanner LLP. Effective November 7, 2025, Tanner LLP succeeded to the registration status of Tanner LLC, the predecessor firm, following the change in legal structure.

The consolidated financial statements of Southport as of December 31, 2024 and 2023 and for each of the two years ended December 31, 2024 included in this prospectus have been so included in reliance on the reports of BDO USA, P.C., given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding Southport’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

We also maintain a website at https://ir.angel.com/ which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated therein by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus are:

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on September 10, 2025;

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

•	the Annual Report of Angel Legacy on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 16, 2025, August 14, 2025 and November 13, 2025, respectively;

•	the Quarterly Reports of Angel Legacy on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 13, 2025, respectively;

•	our current reports on Form 8-K and Form 8-K/A, filed with the SEC on August 11, 2025, August 21, 2025, August 25, 2025, September 15, 2025, September 16, 2025, October 8, 2025, October 28, 2025, November 12, 2025, November 20, 2025 and November 21, 2025; and

•	the current reports of Angel Legacy on Form 8-K, filed with the SEC on April 24, 2025, May 7, 2025, May 9, 2025, June 10, 2025, June 16 2025, August 4, 2025, August 15, 2025, September 5, 2025, September 8, 2025 and September 10, 2025.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus, provided that that we are not incorporating by reference any information furnished to, but not filed with, the SEC pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in the registration statement and this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

Attention: Legal Department

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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ANGEL STUDIOS, INC.

10,042,523 Shares of Common Stock

Prospectus

            , 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to the “Company,” “we,” “our,” “us” or similar terms refer to Angel Studios, Inc.

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

	Amount Paid
	or to Be Paid
SEC registration fee	$22,000	*
Printing expenses	45,000
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Registrar and transfer agent fees	25,000
Miscellaneous expenses	15,000
Total	$227,000

* Previously paid.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 15.     Indemnification of Directors and Executive Officers.

Our Charter and Bylaws contain provisions that limit the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;

•	as an officer, derivative claims brought on behalf of the corporation by a stockholder; or

•	any transaction from which the director or officer derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Charter also authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Bylaws further provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, without limitation, attorneys’ fees, related disbursements and other out-of-pocket expenses.

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We believe that the indemnification provisions in our Charter, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.     Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
4.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-290281) filed on September 16, 2025.
4.2	Form of Subordinated Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-56642) filed on August 15, 2025).
4.3	Warrant to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-56642) filed on September 10, 2025).
4.4	Warrant to Purchase Stock (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-56642) filed on September 10, 2025).
5.1	Opinion of Mayer Brown LLP, New York, New York (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-290281) filed on September 16, 2025.
23.1*	Consent of Tanner LLP, independent registered public accounting firm.
23.2*	Consent of BDO USA, P.C., independent registered public accounting firm.
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.3 to the Registration Statement on Form S-1 (File No. 333-290281) filed on September 16, 2025.

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Exhibit No.	Description
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form S-1 (File No. 333-290281) filed on September 16, 2025.

*        Filed herein.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 17.     Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-3, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, Utah on November 26, 2025.

Angel Studios, Inc.

By:	/s/ Scott Klossner
Name:	Scott Klossner
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Neal S. Harmon	Chief Executive Officer and Director (Principal Executive Officer);	November 26, 2025
Neal S. Harmon
/s/ Scott Klossner	Chief Financial Officer (Principal Financial and Accounting Officer);	November 26, 2025
Scott Klossner
/s/ Paul Ahlstrom	Director	November 26, 2025
Paul Ahlstrom
/s/ Steve Sarowitz	Director	November 26, 2025
Steve Sarowitz
/s/ Mina Nguyen	Director	November 26, 2025
Mina Nguyen
/s/ Robert C. Gay	Director	November 26, 2025
Robert C. Gay
/s/ Katie Liljenquist	Director	November 26, 2025
Katie Liljenquist
/s/ Benton Crane	Director	November 26, 2025
Benton Crane

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